Exhibit 99.1

Getty Images Completes Acquisition of WireImage

Expanded Capabilities Allow Company to Meet High-Speed

Demand for Celebrity Imagery

SEATTLE – April 26, 2007 – Getty Images, Inc. (NYSE: GYI), the world’s leading creator and distributor of visual content, today announced that it has successfully completed the acquisition of WireImage. The deal, which was announced on February 22, 2007, also includes MediaVast, Inc. the owner of WireImage, and sub-brands FilmMagic and Contour Photos.

“Celebrity, entertainment and sports photography is a fast-growing and vital part of the imagery industry, and this acquisition positions us to meet and exceed the demand for nearly instantaneous content,” said Jonathan Klein, co-founder and CEO of Getty Images. “Growing our entertainment imagery business has been a key strategic focus, resulting in revenue growth of approximately 60 percent in each of the last three quarters of 2006. We see further growth opportunity as a result of this acquisition. The real winners will be our customers who can now expect to see exciting new developments with products and services including podcasts, editorial video, multimedia, mobile and exclusive imagery.”

Getty Images intends to maintain MediaVast’s three brands and its market Web sites. With the combined resources of Getty Images and WireImage, Getty Images will continue to generate new imagery for their respective celebrity and entertainment collections and make it available for online distribution globally.

The acquisition was driven by the rapidly evolving celebrity imagery business. A recent article in Variety pointed out that the category is increasingly being led by online publications that publish articles at breakneck speed and therefore demand images immediately.

Getty Images is shortening the time between image capture and the worldwide distribution of the image through its industry-leading Web site, which features search in local languages and purchase in local currencies, and leads the industry in delivery speed, service and international distribution. The acquisition of WireImage and MediaVast gives the company more coverage capabilities for events and portraiture, and expands the entertainment and celebrity imagery segment.

The acquisition of WireImage will also enable Getty Images to accelerate the growth of its video distribution business. The company increased its portfolio of video and film footage in 2006 and has been preparing a build out of its back end delivery systems. WireImage established a foothold in the video business and Getty Images will continue to grow the category by adding editorial footage to the mix.

About Getty Images

Getty Images is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, WA and serving customers in more than 100 countries, Getty Images believes in the power of imagery to drive positive change, educate, inform, and entertain. Visit Getty Images at http://gettyimages.com.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended June 30, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005. Except as required by law, Getty Images does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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For more information, please contact:

Press: Deb Trevino, VP, Communications, 206-925-6474, deb.trevino@gettyimages.com

Investors: Alan Pickerill, Director, Investor Relations, 206-925-6355, alan.pickerill@gettyimages.com